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                         AGREEMENT FOR PURCHASE AND SALE




                                 AUGUST 29, 2001

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                                TABLE OF CONTENTS


ARTICLE                                                                   PAGE

ARTICLE 1  BASIC DEFINITIONS.................................................1

ARTICLE 2  PURCHASE..........................................................4

ARTICLE 3  CONDITIONS PRECEDENT.............................................11

ARTICLE 4  COVENANTS, WARRANTIES AND REPRESENTATIONS........................16

ARTICLE 5  DEPOSIT; DEFAULT.................................................24

ARTICLE 6  CLOSING..........................................................27

ARTICLE 7  MISCELLANEOUS....................................................36


                                List of Exhibits

Exhibit A --          List of Properties and Seller Subsidiary Owning Interest
Exhibit B --          Disclosure Materials List & Statement
Exhibit C-1 --        Rent Roll (June 28, 2001)
Exhibit C-2 --        Security Deposits
Exhibit D --          Transfer Documents
Exhibit E --          Litigation/Condemnation/Building Code/Zoning
Exhibit F --          Description of Ground Leases
Exhibit G --          Closing Cost Customs
Exhibit H --          RESERVED
Exhibit I --          Excluded Claims
Exhibit J --          Preliminary Title Reports and Title Policies
Exhibit K --          RESERVED
Exhibit L --          Certified Copy of Resolutions of the Board of Directors of Seller
Exhibit M --          RESERVED
Exhibit N --          Certain Contracts
Exhibit O --          Allocation of Buyer's Liquidated Damage
Exhibit P --          Description of Assumed Indebtedness
Exhibit Q             Allocation of Purchase Price
Exhibit R             Allocation of Deposit
Exhibit S             Rights of First Refusal


                         AGREEMENT FOR PURCHASE AND SALE


         THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of August 29, 2001, by and between BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation ("Seller"), and PACIFIC RETAIL, L.P., a Delaware limited partnership ("Buyer"). This Agreement shall be effective on the "Effective Date", which is the date on which the last person signing this Agreement shall have signed this Agreement.


                                    RECITALS

         A. Seller, through various subsidiary companies identified on EXHIBIT A attached to this Agreement, ("Seller's Subsidiaries") is the owner of a feehold or leasehold interest in certain shopping center properties or the owner of an equity interest in the limited liability company holding the feehold interest in certain shopping centers listed on EXHIBIT A attached to this Agreement and defined below with greater specificity as the "Properties."

         B. Buyer desires to acquire from Seller and the Seller's Subsidiaries and Seller desires to sell and cause Seller's Subsidiaries to convey, assign and transfer, subject to the terms and conditions contained in this Agreement, the entirety of the interest of Seller and Seller's Subsidiaries in the Properties.

         C. Whenever the phrase "Seller agrees to sell the Properties," "Seller's obligation to sell the Properties," "the sale of the Properties," or similar references to the sale of the Properties is used in this Agreement, it shall mean the sale of the applicable interest in the Property or the applicable ownership interest in the entity holding fee title to the Property by the applicable Seller's Subsidiary which is the owner of such interest.

                                    AGREEMENT

         NOW, THEREFORE, Buyer and Seller do hereby agree as follows:


                                    ARTICLE 1
                                BASIC DEFINITIONS



         "Assumed Indebtedness" shall mean the indebtedness described on EXHIBIT P, attached hereto, applicable to one or more of the Properties, as the context may require.

         "Closing" shall mean the consummation of a sales transaction for one or more of the Properties or the consummation of all of the sales transactions for all of the Properties, as the context may require, as evidenced by the delivery of all required funds and documents to Title Company for each of the sales transactions..

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         "Closing Date" shall mean October 31, 2001, subject to Seller's right to extend the Closing Date as provided in Sections 2.7(a), 3.2(b) and 3.2(c) and Buyer's right to extend the Closing Date as provided in Section 3.2(c) and
Section 6.1.

         "Contract Period" shall mean the period from the Effective Date through and including the Closing Date (or any earlier termination of this Agreement).

         "Contracts" shall mean all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties.

         "Disclosure Materials" shall mean those materials described in EXHIBIT B, the Disclosure Materials List & Statement, to which Buyer has been afforded access and review rights prior to entering into to this Agreement.

         "Disclosure Materials List & Statement" shall mean the statement set forth as EXHIBIT B to this Agreement.

         "Ground Leases" shall mean those certain ground leases for the Properties (or a portion thereof) commonly known as Bell Gardens Marketplace, Mission Plaza, Fremont Hub, Marin Gateway, Ernst-Brickyard and Ernst-James Creek, all as more fully described in EXHIBIT F.

         "Hazardous Materials" means any chemical, compound, pollutant material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law, (b) is controlled or governed by any Hazardous Materials Law, (c) actually or potentially gives rise to any remediation, permitting, licensing, reporting, notice or publication requirement on the part of any party hereto,
(d) actually or potentially gives rise to any liability, responsibility or duty on the part of any party hereto with respect to any third person or governmental agency, (e) is asbestos or an asbestos-containing material, or (f) is flammable or explosive material, oil, petroleum product, urea formaldehyde, radioactive material, or nuclear medicine material.

         "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common law") relating to Hazardous Materials, environmental conditions on, under or about the Property, soil and ground water conditions or other similar substances or conditions, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, The Clean Water Act, the Toxic Substance Control Act, California Health and Public Safety Code Section 25117, Sections 6680 through 6685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, any amendments to any of the foregoing, and all rules and regulations promulgated under any of the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

         "Improvements" shall mean, as to each of the properties listed on EXHIBIT A, any and all structures, buildings, facilities, parking areas or other improvements situated on such Property's

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Land and all related fixtures, improvements, building systems and equipment
(including, without limitation, HVAC, security and life safety systems).

         "Intangible Property" shall mean, as to each Real Property: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soils, pest control, survey, environmental, appraisal, market and other reports relating to such Real Property and associated Personal Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with such Real Property; (c) the Contracts and the Leases; (d) except as set forth on EXHIBIT I attached hereto (the "Excluded Claims"), claims, awards, actions, remedial rights and judgments, and escrow accounts relating to environmental remediation, to the extent relating to such Real Property and associated Personal Property; (e) all books, records, files and correspondence relating to such Real Property and associated Personal Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to such Real Property and associated Personal Property, including, without limitation, under any REAs, provided that the Intangible Property shall not include any Seller's name or any right to the reference "BPP," "Burnham Pacific," or "Burnham". Seller shall retain all right, title and interest in the Excluded Claims.

         "Land" shall mean, as to each of the Properties listed on EXHIBIT A, the land component of the property as described with precision in the Title Policies.

         "Leases" shall mean, as to each Real Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person other than Seller to the occupancy or use of any portion of the Real Property.

         "Lenders" shall mean the lenders described on EXHIBIT P, attached hereto, applicable to those Properties encumbered by Assumed Indebtedness on one or more of the Properties, as the context may require, as set forth on Exhibit P.

         "Loan Documents" shall mean those documents described on EXHIBIT P which evidence the Assumed Indebtedness.

         "Permitted Exceptions" shall mean the various matters affecting title to the Properties that are approved or deemed approved by Buyer pursuant to
Section 2.5 below.

         "Personal Property" shall mean, as to each Real Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by the Seller that is located at and used in connection with the operation of any Real Property.

         "Property" shall mean, with respect to each of the properties listed on EXHIBIT A and legally described in Schedule A of the preliminary title reports or title policies listed on EXHIBIT J, the Real Property, the Personal Property and the Intangible Property. Collectively, such properties shall be referred to as the "Properties."

         "Purchase Price" shall mean the aggregate purchase price payable by Buyer to Seller for all of the Properties in the amount of One Hundred Fifty Eight Million Four Hundred Seventy

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Thousand and 00/100 Dollars ($158,470,000.00) (U.S.) payable as provided in
Section 2.2. The Purchase Price is allocated among the Properties as set forth on EXHIBIT Q. Whenever the term "Purchase Price" is used in this Agreement, it shall mean the Purchase Price payable for the Property or Properties that are the subject of the applicable Closing.


         "Real Property" shall mean, as to each property listed on EXHIBIT A and legally described in Schedule A of the preliminary title reports or title policies listed on EXHIBIT J, the Land, the Improvements and all the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitude and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

         "Rent Rolls" shall refer to the information schedules attached as EXHIBIT C-1 to this Agreement pertaining to the Leases.

         "Title Company" shall mean Chicago Title Insurance Company at 2001 Bryan Street, Suite 1700, Dallas, Texas, 75201-3005, Attn: Konrad Kaltenbach (Telephone: (214) 965-1681).

         "Title Policies" shall refer to Seller's existing title insurance policies with respect to the Properties, complete copies of which have been or will be made available by Seller to Buyer.


                                    ARTICLE 2
                                    PURCHASE

         SECTION 2.1 PURCHASE AND TRANSFER. Seller agrees to sell or cause Seller's Subsidiaries to sell their respective interest in the Properties to Buyer and Buyer agrees to purchase or cause to be purchased by an affiliate of Buyer the interest of Seller and Seller's Subsidiaries in the Properties, upon all of the terms, covenants and conditions set forth in this Agreement.

         SECTION 2.2 TERMS OF PAYMENT; ALLOCATION OF PURCHASE PRICE. Buyer shall pay the Purchase Price to Seller in accordance with this Section 2.2.

                  (a) On or before the Effective Date, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deliver to Seller a cashier's check or make a bank wire transfer to Seller in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Option Payment"), as an earnest money deposit on account of the Purchase Price. On or before October 15, 2001, Buyer shall deliver to Seller a cashier's check or make a bank wire transfer to Seller in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Additional Deposit"), as an additional earnest money deposit on account of the Purchase Price. As used in this Agreement, the term "Deposit" means the Option Payment, the Additional Deposit and all amounts which, at the time in question, shall have been deposited by Buyer. If any provision of this Agreement provides that any portion of the Option Payment is returned to Buyer or deemed released to Seller then for all purposes the term "Deposit" thereafter shall not be deemed to include such amount.

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                  (b)      At each Closing, the Purchase Price to be paid by
Buyer to Seller for the Properties that are the subject of the Closing, shall be the sum of the amounts allocated to such Properties on EXHIBIT Q, payable as follows:

                           (i)      The portion of the Deposit allocated to such
Properties on EXHIBIT R shall be applied towards the Purchase Price and deemed paid to Seller;

                           (ii)     Buyer shall assume the Assumed Indebtedness
applicable to such Properties, for which Buyer shall receive a credit towards the Purchase Price in the amount of the principal balance and all accrued, but unpaid interest, on such Assumed Indebtedness outstanding as of the Closing Date; and

                           (iii)    the balance of the Purchase Price, subject
to adjustments, credits and reductions as provided in this Agreement, is to be paid in cash, to be deposited with Title Company and paid to Seller at the Closing.

         SECTION 2.3 DEPOSIT.

                  (a) Seller shall hold and apply the Deposit in accordance with the terms and provisions of this Agreement. Seller shall deposit the Deposit in an interest-bearing account similar to accounts in which Seller makes similar deposits in the ordinary course of its business. Interest earned on the portion of the Deposit allocated to a specific Property shall be applied to the Purchase Price allocated to such Property at Closing. Interest earned on the portion of the Deposit allocated to a specific Property for which this Agreement is terminated shall not be credited or returned to Buyer, except in the case such termination is due to a default by Seller or due to the exercise by Seller of its rights under Section 2.7(b).

         SECTION 2.4 BUYER'S SATISFACTION OF ITS REVIEW AND INSPECTION; SELLER'S DISCLAIMER.

                  (a) As more fully described in Section 2.4(c) below, Buyer acknowledges that Seller has previously delivered copies, or otherwise made available to Buyer for Buyer's review at Seller's offices in San Diego, California, and Buyer has reviewed and approved, all of the Disclosure Materials. Buyer has assumed fully the obligation to completely and adequately review and consider any or all of such materials. The Disclosure Materials shall be made continuously available to Buyer at such location throughout the Contract Period. Buyer shall not have a right to terminate this Agreement based on Buyer's dissatisfaction with Disclosure Materials.

                  (b) Following the Effective Date and for the remainder of the Contract Period, but subject to the provisions of this Section 2.4, Seller shall permit Buyer, and Buyer's representatives, continued access to the Properties, and to tenants, parties to REAs, parties to options and rights of first refusal, Lenders, and parties to management agreements and Contracts, for Buyer's further investigation of the Properties; provided, however that such continued access and investigation shall have no effect on the satisfaction of Buyer with its investigation of the Properties and the Disclosure Materials. Buyer's exercise of its continued right of access shall be subject to the following limitations: (i) any entry onto any Property by Buyer, its agents or representatives, shall be during normal business hours, following not less than 24 hours' prior

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notice to Seller (which notice may be by telephone, facsimile or email) and, at
Seller's discretion, if Seller so requests, accompanied by a representative of Seller; (ii) Buyer shall not conduct any invasive or destructive physical diligence or inspections of the Properties including, without limitation, drilling, test borings or other disturbance of any Property for review of soils, compaction, environmental, structural or other conditions, without Seller's prior written consent (which may be withheld in Seller's sole and absolute discretion) provided that Seller shall respond in writing to Buyer's request for permission to conduct any such diligence or inspections within two (2) business days after Buyer's request; (iii) prior to any discussions or interviews with any third party, any partner of Seller, any tenants of a Property or their respective personnel; and prior to any discussions or interviews with employees at any Property (which shall be limited to designated senior employees) or third party property managers, Buyer shall offer Seller the opportunity to have a representative present; (iv) Buyer shall not disturb the use or occupancy or the conduct of business at any Property; and (v) Buyer shall indemnify, defend and hold Seller harmless from all loss, cost, and expense relating to personal injury or property damage resulting from any entry by Buyer, its agents or representatives; provided however that Buyer's indemnity shall not include liability for the mere discovery of any condition already existing on the Properties and not the result of Buyer's activities.

                  (c) Buyer acknowledges that Seller has afforded Buyer and its agents and representatives an opportunity to conduct such appraisals and investigations of the Properties including, without limitation, investigations with respect to the physical, environmental, economic and legal condition of the Properties, prior to the Effective Date and the Buyer has completed all such investigations to its satisfaction. Except in the case of fraud by Seller, Buyer assumes the full risk that Buyer has failed completely and adequately to cause such inspections and consider any and all results of such inspections. Buyer acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Properties and the warranties and representations of Seller as set forth in Article 4 hereof, (ii) that, other than those specifically set forth in Article 4 below or in any document to be delivered pursuant to Section 6.1, Seller is not making and has not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Properties, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than those specifically set forth in Article 4 below and other than Seller's limited warranty of title set forth in the Deeds), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections, compliance with law or the truth, accuracy or completeness of the Disclosure Materials,
(iii) that other than those specifically set forth in Article 4 below or in any document to be delivered pursuant to Section 6.1, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller's behalf, (iv) that the Disclosure Materials include soils, environmental and/or physical reports prepared for Seller by third parties as to which Buyer has no right of reliance (provided, however, that nothing herein shall be deemed to have limited Buyer's right to seek to obtain from the third parties which prepared such reports the right to rely on such reports at no cost to Seller or to conduct Buyer's own independent evaluation of the Properties with respect to the matters covered in such reports), and (v) that the Disclosure Materials may include economic projections which reflect assumptions as to future market status and future Property income and expense with respect to the Properties which are inherently uncertain and as to which Seller has not made any guaranty or

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representation whatsoever. With respect to the soils, environmental and/or physical reports prepared for Seller by third parties, Buyer acknowledges that Seller has made no representation whatsoever as to accuracy, completeness or adequacy thereof. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Except as provided in the representations and warranties of Seller set forth in Article 4 below and except as otherwise expressly set forth in this Agreement or in any document to be delivered pursuant to Section 6.1, based upon Buyer's familiarity with and due diligence conducted by Buyer relating to the Properties and pertinent knowledge as to the markets in which the Properties are situated and in direct consideration of Seller's decision to sell the Properties to Buyer for the Purchase Price, and not to pursue available disposition alternatives, Buyer shall purchase the Properties in an "as is, where is and with all faults" condition on the Closing Date and (except in the case of fraud by Seller ) assumes fully the risk that adverse latent or patent physical, environmental, economic or legal conditions may not have been revealed by its investigations. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Properties has taken into account that the Properties are being sold subject to the provisions of this Section 2.4. Seller and Buyer agree that the provisions of this Section 2.4 shall survive Closing.

                  (d) Consistent with the foregoing and subject solely to the express covenants and indemnities set forth in this Agreement and the representations set forth in Section 4.1 or in any document to be delivered pursuant to Section 6.1 below (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof) and except for rights, claims, demands and liabilities arising out of or based upon any fraud by any of the Releasees (as defined below), effective as of the Closing Date, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, Seller's Subsidiaries and their respective shareholders, partners, members, officers and directors (collectively, the "Releasees") from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Properties, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters. Without limiting the foregoing, Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from and against any and all matters arising out of latent or patent defects or physical conditions, violations of applicable laws and any and all other acts, omissions, events, circumstances or matters affecting the Properties, except for breach of the express covenants and indemnities set forth in this Agreement and the representations and warranties set forth in Section
4.1 or in any document to be delivered pursuant to Section 6.1 (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof) and except for rights, claims, demands and liabilities arising out of or based upon any fraud by any of the Releasees. For the foregoing purposes, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction.
Section 1542 provides:

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         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

                                 ---------------
                                      Buyer

                  (e) Subject to the express covenants and indemnities set forth in this Agreement and the representations of Seller set forth in Section
4.1 or in any document to be delivered pursuant to Section 6.1 (as such covenants, indemnities and representations are limited pursuant to Section 4.4 hereof), Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees), whether direct or indirect, known or unknown, foreseeable or unforeseeable, which are be asserted against Seller by third parties at any time after the Closing due to acts or omissions occurring and first arising after Closing, on account of or in any way arising out of or connected with the Properties, including: (i) the physical condition, nature or quality of the Properties (including the soils and groundwater on and under the Real Property); (ii) the presence or release in, under, on or about the Properties (including the soils and groundwater on and under the Real Property) of any Hazardous Materials; and (iii) the ownership, management or operation of the Properties, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit; provided, however, Buyer shall not be obligated to indemnify Seller with respect to any such claims, actions, causes of action, demands, liabilities, damages, costs or expenses to the extent caused by the acts or omissions of Seller. At the Closing, upon the request of Seller, Buyer shall deliver to Seller a certificate reaffirming the foregoing.

                  (f) Subject to the express covenants and indemnities set forth in this Agreement and the representations of Buyer set forth in Section
4.2 or in any document to be delivered pursuant to Section 6.1, Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees), whether direct or indirect, known or unknown, foreseeable or unforeseeable, which are asserted against Buyer by third parties at any time after the Closing due to acts or omissions occurring and first arising before Closing, on account of or in any way arising out of or connected with the Properties, including: (i) the physical condition, nature or quality of the Properties (including the soils and groundwater on and under the Real Property); (ii) the presence or release in, under, on or about the Properties (including the soils and groundwater on and under the Real Property) of any Hazardous Materials; and (iii) the ownership, management or operation of the Properties, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit; provided, however, Seller shall not be obligated to indemnify Buyer with respect to any such claims, actions, causes of action, demands, liabilities, damages, costs and expenses to the extent caused by the acts or omissions of Buyer. At the Closing, upon the request of Buyer, Seller shall deliver to Buyer a certificate reaffirming the foregoing

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         SECTION 2.5 TITLE EXCEPTIONS.

                  (a) Title shall be conveyed by Seller or Seller's Subsidiaries to Buyer (x) to the fee interest in the Real Property by grant deed, (y) to the leasehold interest in the Real Property by an assignment of ground lease, and (z) to the equity interest in the entity owing fee title to the Real Property by assignment of member interest, as applicable, and in each case subject to: (i) liens to secure payment of real estate taxes and assessments not delinquent; (ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority; (iii) all matters that would be disclosed by a physical inspection, that are disclosed by the existing surveys of the Real Property that have been made available to Buyer by Seller or that are actually known to Buyer; (iv) the Loan Documents, as applicable; (v) any exceptions or matters created by Buyer, its agents, employees or representatives; (vi) all Leases, (vii) Contracts accepted by Buyer pursuant hereto; (viii) the Ground Leases, as applicable, and (ix) the exceptions (other than those marked through for deletion) set forth on Schedule B of the preliminary title reports or title policies approved by Seller and Buyer and attached to this Agreement as EXHIBIT
J. The foregoing exceptions to title are referred to as the "Permitted Exceptions."

                  (b) On or before the Closing of any Property, Seller shall eliminate any deeds of trust, mortgages, judgment liens, mechanics' liens, and materialmen's liens encumbering such Property, except: (i) the Loan Documents evidencing the Assumed Indebtedness and creating the lien securing the Assumed Indebtedness, if applicable to such Property, (ii) monetary liens not arising from the acts or omissions of Seller or any of its employees, agents, contractors, or affiliates, or (iii) mechanics' liens or material liens pertaining to work in progress as of the Closing, the completion of which Buyer has agreed to undertake. If Seller does not remove or provide to the satisfaction of Buyer for removal of the objectionable exceptions to title before Closing, Buyer shall have the right (x) to terminate this Agreement as to such Property in which case the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the affected Property, the portion of the Deposit allocated to the affected Property shall be returned to Buyer and the term "Deposit" shall be deemed to be reduced by an amount corresponding to the portion of the Deposit returned to Buyer, or (y) to proceed with consummation of this transaction notwithstanding such objectionable items.

                  (c) Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Buyer's title insurance excepting only the such customary affidavits as to authority, the rights of tenants in occupancy, the status of mechanics' liens and other affidavits or indemnifications reasonably necessary to address matters of title which Seller has agreed to or is required to remove or cure pursuant to this
Section 2.5.

         SECTION 2.6 ESTOPPELS, SNDAS, EXTENDED TITLE COVERAGE AND LENDER REQUIREMENTS. At any time on or before October 15, 2001, Buyer may terminate this Agreement as to any one or more specific Property pursuant to any provision in this Section 2.6 as to such Property or Properties.

                  (a) Seller shall have no obligation to deliver estoppel certificates ("Estoppels") or subordination, non-disturbance and attornment agreements ("SNDAs") from tenants occupying the Properties, from ground lessors under the Ground Leases or from parties to reciprocal easement agreements, declarations of restrictions or similar agreements ("REAs") encumbering the Properties. Subject to the foregoing, during the Contract Period, Buyer and Seller shall cooperate in preparing and obtaining Estoppels and SNDAs in a form acceptable to Buyer and Buyer's lender in their sole discretion. Seller and Buyer shall jointly prepare such Estoppels and SNDAs and shall use commercially reasonable efforts to obtain such Estoppels and SNDAs. If Buyer, by October 14, 2001, has not received (i) all Estoppels acceptable to Buyer in its sole discretion from ground lessors and parties to REAs and (ii) Estoppels and SNDAs acceptable to Buyer in its sole discretion from tenants occupying at least eighty percent (80%) of the gross leasable area within any Property (the "Estoppel/SNDA Threshold"), Buyer may terminate this Agreement as to the affected Property by delivering written notice of its election to do so no later than October 15, 2001. If Buyer elects to terminate the Agreement pursuant to this Section 2.6(a), the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the Property or Properties for which the Estoppel/SNDA Threshold has not been reached, that portion of the Option Payment allocated to such affected Property or Properties shall be deemed released to Seller and the term "Deposit" shall be reduced by an amount corresponding to the portion of the Option Payment deemed released to Seller.

                  (b) If Buyer, by October 14, 2001, shall not have received confirmation from the Title Company of its willingness to issue (i) an ALTA policy or other form of extended coverage reasonably satisfactory to Buyer for any Property, (ii) CLTA endorsements 100, 100.20, 101.4, 103.3, 103.1A, 103.5, 103.7, 116, 116.1, 116.4, 116.7, 123.2, and 129, to the extent applicable, for any Property located in the State of California, and equivalent endorsements, to the extent available and applicable, for any Property located outside of the State of California, or (iii) other required endorsements (the "Extended Coverage"), all of which are acceptable to Buyer in its sole discretion, Buyer may terminate this Agreement as to such affected Property or Properties by delivering written notice of its election to do so no later than October 15, 2001. If Buyer elects to terminate the Agreement pursuant to this
Section 2.6(b), the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the Property or Properties for which the Extended Coverage shall not be issued or available, that portion of the Option Payment allocated to such affected Property or Properties shall be deemed released to Seller and the term "Deposit" shall be reduced by an amount corresponding to the portion of the Option Payment deemed released to Seller.

                  (c) If Buyer, by October 14, 2001, determines, in sole discretion, that Buyer is or will be unable to fully satisfy the requirements of its prospective lender, as to any specific Property or Properties not subject to the Assumed Indebtedness, Buyer may terminate this Agreement as t such affected Property or Properties by delivering written notice of its election to do so no later than October 15, 2001. If Buyer elects to terminate the Agreement pursuant to this Section 2.6(c), the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to such affected Property or Properties, that portion of the Option Payment allocated to such affected Property or Properties shall be deemed released to Seller and the term "Deposit" shall be reduced by an amount corresponding to the portion of the Option Payment deemed released to Seller.

                  (d) Notwithstanding anything to the contrary contained in this Section 2.6, Buyer's right to terminate this Agreement as to the Property commonly known as Fairwood Square pursuant to Section 2.6(a) or Section 2.6(b) is further conditioned upon Buyer concurrently terminating this Agreement as to the Property commonly known as Village East regardless of satisfaction of the Estoppel/SNDA Threshold and the availability of the Extended Coverage for the Village East Property. Likewise, notwithstanding anything to the contrary contained in this Section 2.6, Buyer's right to terminate this Agreement as to the Property commonly known as Village East pursuant to Section 2.6(a) or
Section 2.6(b) is further conditioned upon Buyer concurrently terminating this Agreement as to the Property commonly known as Fairwood Square regardless of satisfaction of the Estoppel/SNDA Threshold and the availability of the Extended Coverage for the Fairwood Square Property.

         SECTION 2.7 Seller's Rights As to Certain Properties

                  (a) Seller shall have the right, in its sole discretion, to delay the Closing to a date not later than February 1, 2002 with respect to the Property commonly known as Ontario Village.

                  (b) Seller is negotiating a certain Redemption and Distribution Agreement with the original contributors of the Properties commonly known as Palms to Pines, Mission Plaza and Plaza de Monterey (collectively, the "Carver Properties"). If Seller shall not conclude negotiations of such Redemption and Distribution Agreement on or before September 15, 2001, Seller may terminate this Agreement as to the Carver Properties by delivering written notice of its election to do so no later than September 15, 2001. If Seller elects to terminate the Agreement pursuant to this Section 2.7(b), the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the Carver Properties, that portion of the Option Payment allocated to the Carver Properties shall be returned to Buyer, and the term "Deposit" shall be deemed reduced by an amount corresponding to the portion of the Option Payment returned to Buyer. If Seller or its successor by merger or operation of law or a liquidating trust established for Seller subsequently sells the Carver Properties to a third party for an aggregate purchase price in excess of the aggregate amount of the Purchase Price allocated to the Carver Properties under this Agreement, Buyer shall be entitled to receive payment in the amount equal to fifty percent (50%) of the amount of the aggregate purchase price for the Carver Properties paid by the third party minus (x) the aggregate Purchase Price allocated to the Carver Properties under this Agreement, (y) the closing costs incurred by Seller in connection with the sale of the Carver Properties to such third party and (z) the liability incurred by Seller or Seller's Subsidiaries under any and all tax protection agreements or contribution agreements to which Seller or Seller's Subsidiaries are parties with respect to the Carver Properties and which provide for protection against gain recognition for any of the contributors.


                                    ARTICLE 3
                              CONDITIONS PRECEDENT

         SECTION 3.1 CONDITIONS.

                  (a) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase any one specific Property shall be subject to and contingent upon the satisfaction or written waiver by Buyer of the following conditions precedent, as applicable, with respect to such
Property:

                           (i) The willingness, upon the sole condition of the payment of any regularly scheduled premium, of the Title Company to issue a CLTA or standard overage owner's policy or policies of title insurance, with respect to each Property, except the Properties commonly known as Ladera and Margarita Plaza for which no title insurance shall be obtained, insuring Buyer (or Buyer's permitted assignee or nominee) that the fee title or leasehold title of Seller or Seller's Subsidiaries, as applicable, in the applicable Real Property is vested of record in Buyer (or Buyer's permitted assignee or nominee) on the Closing Date subject only to the printed conditions and exceptions of such policies and the Permitted Exceptions applicable to such Real Property (excluding the exceptions referred to in Section 2.5(a)(iii) [other than matters shown by new surveys acquired after the Effective Date by Buyer or matters imposed by the Title Company based on its inspection of the Properties] and excluding Contracts referred to in clause (vii) of such Section other than recorded Contracts) (the "Buyer's Title Policies"); provided that, if and to the extent that the Title Company requires, as a condition of the deletion the exception referred to in Section 2.5(a)(iii) up-dated or more current surveys, Buyer shall cause such surveys to be obtained before the Closing Date and Buyer shall bear the cost of such surveys.

                           (ii)     Seller's performance or tender of
                                    performance of all material obligations
                                    under this Agreement with respect to the applicable Property, including Seller's covenants under Section 4.2 with respect to such Property;

                           (iii) On or before the Closing Date, with respect to those Properties subject to the Assumed Indebtedness, Seller and Buyer shall have obtained as to such Properties (x) the written approval of Buyer's purchase of the Properties subject to the Assumed Indebtedness from each Lender, (y) a written acknowledgement from such Lender that no default exists in the payment of principal or interest or monetary payments of the Assumed Indebtedness and, to such Lender's knowledge, no other material default exists and (z) a release of Seller and Seller's Subsidiaries from all obligations of borrower under the applicable Loan Documents (each a "Lender's Consent").;

                           (iv) On or before the Closing Date, with respect to those Properties subject to a Ground Lease which requires consent of the ground lessor to the purchase of the leasehold interest, Seller and Buyer shall have obtained the written consent of such ground lessor to Buyer's purchase of the leasehold interest in such Properties (each a "Ground Lessor's Consent") and Seller and Buyer shall use their commercially reasonable efforts to obtain each such Ground Lessor's Consent;

                           (v) On or before the Effective Date, this Agreement and the transaction contemplated herein shall have been approved by the Board of Directors of Seller;

                           (vi) On or before the Closing Date, Seller and Buyer shall have obtained the waiver or deemed waiver from those parties identified on EXHIBIT S having a right of first refusal for the Properties identified on EXHIBIT S (the "ROFR Party"). If, during the Contract Period, any ROFR Party shall have properly and timely exercised its right of first refusal and purchased the applicable Property or Properties, then the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated for the Property or Properties for which the applicable ROFR Party exercised its option, that portion of the Deposit allocated to such affected Property or Properties shall be returned to Buyer and the term "Deposit" shall be deemed reduced by the amount of the Deposit returned to Buyer;

                           (vii) As of the Closing Date, there shall not have been bankruptcy filings during the Contract Period (either voluntary or involuntary) for any Property involving tenants whose aggregate annual rent as stated in the respective leases of such tenants aggregates more than ten percent (10%) of the aggregate annual rent from all tenants for such Property (provided, however, that if bankruptcy filings have occurred with respect to leases in which the annual rent exceeds ten percent (10%) of the annual rent with respect to all leases for such Property, then this condition precedent shall not apply if Seller agrees that the Purchase Price for any affected Property or Properties shall be reduced by an amount equal to 10 times the aggregate annual rent in excess of such ten percent (10%) amount payable under the leases affected by such bankruptcy filings);

                           (viii)   All of Seller's representations and
                                    warranties as set forth in Article 4 are true and correct in all material respects as of October 12, 2001 as to all Properties (except as to Ontario Village Property for which Seller's representations and warranties shall be true and correct in all material respects as of the Closing Date for the

                                    Ontario Village Property), but in each case as modified by additional information provided by Seller to Buyer;

                           (ix) There shall have occurred no damage, destruction or Taking which would entitle Buyer to terminate this Agreement as to any Properties pursuant to the provisions of
                                    Section 7.1;

                           (x)      Seller shall cause the existing
                                    environmental insurance policy issued by AIG
                                    Environmental covering the Properties (and other properties owned by Seller and Seller's Subsidiaries) to be assigned to Buyer as to the Properties with an allocation of coverage limits under such policy to the Properties in the amount of [$8,500,000] to the extent the terms of the policy permit such assignment; provided that such assignment shall prohibit Buyer from making claims under such policy for any release or other matter first arising after the Closing for such Property; and

                           (xi) On or before the Closing, Buyer shall have obtained, at its sole cost and expense, certifications that no Uniform Commercial Code financing statements evidencing the existence of any security interest encumbering the Personal Property or the equity interest of Seller or Seller's Subsidiaries in the limited liability companies that are the fee owners of the Properties commonly known as Margarita Plaza and Ladera Center and no fixture filings are on file in either the central filing records for Uniform Commercial Code filings of any state in which any Property is located or in the Uniform Commercial Code records of any county in which any Property is located

                  (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell any one specific Property shall be subject to and contingent upon the satisfaction or written waiver by Seller of the following conditions precedent, as applicable, with respect to such Property:

                           (i) Buyer shall tender to Seller payment of the Purchase Price for the Property or Properties which are the subject of a Closing, as adjusted pursuant to the provisions of this Agreement; and

                           (ii) On or before the Closing Date, Seller and Buyer shall have obtained the Lender's Consents, if applicable for the Property or Properties which are the subject of a Closing, upon terms reasonably acceptable to Seller and Buyer;

                           (iii) On or before the Closing Date, Seller and Buyer shall have obtained the Ground Lessor's Consents, if applicable for the Property or Properties which are the subject of a Closing; and

                           (iv) Seller's obligation to sell the Properties identified on EXHIBIT S is subject to the provisions of Section 3.1(a)(vi) to the extent any ROFR Party exercises its option to purchase the Property or Properties subject to a right of first refusal as described in EXHIBIT S.

         SECTION 3.2 FAILURE OR WAIVER OF CONDITIONS PRECEDENT.

                  (a) If any of the conditions set forth in Section 3.1(a) is not fulfilled or waived in writing by Buyer as to any specific Property, Buyer may, by written notice to Seller, terminate this Agreement as to such Property, but not as to any other Property or Properties. If any of the conditions set forth in Section 3.1(b) is not fulfilled or waived in writing by Seller as to any specific Property, Seller may, by written notice to Buyer, terminate this Agreement as to such Property, but not as to any other Property or Properties. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 3.1(a) and 3.1(b) above. In any event, Buyer's consent to the close of escrow with respect to any specific Property pursuant to this Agreement shall waive any remaining unfulfilled conditions for the benefit of Buyer with respect to such Property, but such consent shall not waive Buyer's right with respect to any of the other Properties or of Seller's covenants, representations, or warranties which survive Closing as herein provided.

                  (b)      Notwithstanding anything to the contrary contained in
Section 3.2(a), if Buyer desires to terminate this Agreement as to any Property or Properties based upon a failure of the conditions set forth in Sections 3.1(a)(i), (ii), (iv), (v), (vi), or (viii) above, Seller shall have the right (by giving notice to Buyer), but not the obligation, for a period of 30 days within which to cure such failure and the Closing as to such affected Properties only shall be deferred for such curative period. If Seller has not cured such failure within such cure period then Buyer may elect to terminate this Agreement as to such affected Property.

                  (c)      Notwithstanding anything to the contrary contained in
Section 3.2(a), if Buyer desires to terminate this Agreement based upon a failure of the condition set forth in Sections 3.1(a)(iii), Seller and Buyer shall each have the right (by giving notice to the other), but not the obligation, to delay the Closing for an additional period or periods to a date not later than June 30, 2002, if exercised by Seller, and to a date not later than January 31, 2002, if exercised by Buyer, as to the affected Property or Properties to provide Seller and Buyer with additional time to obtain the Lender's Consents and the Closing as to such affected Property or Properties only shall be deferred for such period or periods. The parties shall mutually cooperate and use commercially reasonable efforts to obtain the Lender's Consents to the sale of the Properties encumbered by the Assumed Indebtedness. If Buyer and Seller are not able to obtain the Lender's Consent for any specific Property or Properties within such additional time, then Buyer may elect to terminate this Agreement as to such affected Property. If, for any specific Property, Buyer has (i) accepted the Loan Documents with all existing terms and conditions therein without modification, (ii) executed and delivered to Lender the Loan Assignment and Release Documents (as defined in Section 6.1(a)(xii)) in exactly the form required by Lender and all other documents required by Lender for the assumption of the Assumed Indebtedness; (iii) formed a single purpose entity (to the extent required by Lender) or any other entity to take title to the Property, which entity satisfies all of the requirements of Lender; and
(iv) substituted a sufficiently capitalized entity or entities for all environmental indemnities, non-recourse carve-out indemnities or guaranties, if any, in place of any existing third party indemnitors or guarantors, which substituted entity is satisfactory to Lender, and Lender's Consent has not been obtained with respect to such Property notwithstanding satisfaction of the foregoing conditions and Buyer's commercially reasonable efforts to obtain such Lender's Consent, then upon Buyer's exercise of its right to terminate this Agreement as to such Property, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the affected Property, the portion of the Deposit allocated to the affected Property shall be returned to Buyer and the term "Deposit" shall be deemed to be reduced by an amount corresponding to the portion of the Deposit returned to Buyer. If any one of the conditions enumerated in the foregoing sentence has not been satisfied, then upon Buyer's exercise of its right to terminate this Agreement as to the affected Property, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the affected Property, the portion of the Deposit allocated to the affected Property shall be deemed released to Seller and the term "Deposit" shall be deemed to be reduced by an amount corresponding to the portion of the Deposit released to Seller.

                  (d) In the event this Agreement is terminated as to any Property or Properties by either Seller or Buyer as a result of the failure of a condition precedent which is not waived in writing by the party for whose benefit such condition precedent exists, and other than a termination resulting from a default by Buyer under this Agreement, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated to the affected Property or Properties, that portion of the Additional Deposit allocated to such affected Property or Properties shall be returned to Buyer, that portion of the Option Payment allocated to such affected Property or Properties shall be deemed released to Seller, and the term "Deposit" shall be deemed reduced by the amount of the Additional Deposit returned to Buyer and the amount of the Option Payment deemed released to Seller. This Section 3.2(d) shall not apply to the condition precedent set forth in Section 3.1(a)(iii), for which the terms of Section 3.2(c) shall apply, or the condition precedent set forth in Section 3.1(a)(vi), for which the terms of Section 3.1(a)(vi) shall apply, with respect to failure of such conditions.


                                    ARTICLE 4
                    COVENANTS, WARRANTIES AND REPRESENTATIONS

         SECTION 4.1 SELLER'S WARRANTIES AND REPRESENTATIONS. Seller expresses to Buyer the representations and warranties set forth below as of the date of this Agreement. Seller hereby represents and warrants with respect to itself and Seller's Subsidiaries (as applicable) as follows:

                  (a) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the Seller is qualified to do business in California. The Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of the Seller necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement) on behalf of the Seller have been taken. Each of the Seller's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of the Seller's Subsidiaries is qualified to do business in the State in which the Properties owned by such Seller's Subsidiary is located. Attached hereto as EXHIBIT L is a true and correct copy of a resolution of the Board of Directors of Seller authorizing, confirming and ratifying the execution of this Agreement and the performance by Seller of all actions necessary or appropriate to consummate the transactions contemplated by this Agreement;

                  (b) Except with respect to the third party consents expressly described in or contemplated under this Agreement or expressly required under any agreements included in Intangible Property, the Seller's execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Seller's obligations under the instruments required to be delivered by the Seller and the Seller's Subsidiaries at the Closing, do not and will not require the consent, approval or other authorization of, or registration, declaration or filing with, (collectively, "Consents") any governmental authority (excepting the recordation of Closing documents contemplated in this Agreement and any filings required under applicable state or federal securities or tax laws) or any other person or entity, except such Consents as will be obtained on or before Closing or as to which the failure to obtain would not have a material and adverse effect on Seller's performance of its obligations under this Agreement, and do not and will not result in any material violation of, or material default under, any term or provision of any agreement, instrument, mortgage, loan agreement or similar document to which the Seller or Seller's Subsidiaries is a party or by which the Seller or Seller's Subsidiaries is bound;

                  (c) Except as set forth in EXHIBIT E, there is no litigation, investigation or proceeding pending or, to the best of the Seller's knowledge, contemplated or threatened which would impair or adversely affect the ability of Seller or Seller's Subsidiaries to perform its respective obligations under this Agreement;

                  (d) Neither the Seller nor any of the Seller's Subsidiaries is a "foreign person" as defined in Internal Revenue Code 1445(f)(3);

                  (e) Except as set forth in EXHIBIT E, as of the date of this Agreement, Seller has no knowledge that, and has received no written notice from any governmental authorities that, eminent domain proceedings for the condemnation of any Property or any part of a Property are pending;

                  (f) Except as set forth in EXHIBIT E, as of the date of this Agreement, Seller has no knowledge of, and has received no written notice of, any threatened or pending litigation affecting the Property;

                  (g) Except as set forth in EXHIBIT E, as of the date of this Agreement, Seller has received no written notice from any governmental authority that the improvements constituting any Property are presently in material violation of any applicable building codes where such violation has not been cured in all material respects;

                  (h) Except as set forth in EXHIBIT E, as of the date of this Agreement, Seller has received no written notice from any governmental authority that any Property is presently in material violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting the Property which violation has not been cured, that any investigation has been commenced or is contemplated with respect to any such possible failure of compliance and Seller has not received written notice from any insurance company or Board of Fire Underwriters of any defect or inadequacy in connection with a Property or its operation where such defect or inadequacy has not been cured in all material respects;

                  (i) Except as set forth in EXHIBIT N, as of the date of this Agreement, no Contracts involving payment in excess of $5,000 per annum with respect to any Property will be binding upon Buyer after the Closing, other than such Contracts that are cancelable by the owner of the Property within 30 days after written notice from such owner without penalty or premium;

                  (j) As of the date of this Agreement, except as set forth in the environmental reports included within the Disclosure Materials and any reports or studies prepared by or for Buyer, Seller has received no written notice of the presence or release of any Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about any Property which require reporting or potentially require reporting to any governmental authority, monitoring, clean up or remediation or are otherwise not in material compliance with environmental laws, regulations and orders;

                  (k) The Rent Rolls for all of the Properties (other than those commonly known as Ladera and Margarita Plaza) constituting EXHIBIT C-1 to this Agreement accurately identify as to each Lease as of June 28, 2001; the date of the rent start; the expiration date of the current term of the Lease; the current base rental payable under such Lease; amount of additional rent (i.e., cost recovery) currently billed to the tenant under the Lease; and the approximate gross leaseable area of the premises, and the list of security deposits for all of the Properties (other than those commonly known as Ladera and Margarita Plaza) attached hereto as EXHIBIT C-2 accurately identifies each Lease the amount of any security deposit held by Seller. As of June 28, 2001, Seller had not received written notice of any material default by Seller under any Leases, which default had not been cured in all material respects, and Seller has not delivered any default notice to a tenant under any Lease, except with respect to delinquent rents disclosed in the aged delinquency report contained within the Disclosure Materials, and, to Seller's knowledge and except as set forth in the delinquency reports provided by Seller to Buyer, Seller was not aware of any other material default by a tenant under a Lease, which defaults have not been cured in all material respects; and

                  (l) With respect to the matters contained in the Disclosure Materials List & Statement and the Disclosure Materials, to
Seller's knowledge, Seller has not willfully or intentionally or as a result of gross negligence omitted to state any material facts required to be stated therein or willfully and intentionally or as a result of gross negligence made any untrue statement of a material fact, which would render the Disclosure Materials List & Statement or the Disclosure Materials materially misleading.

                  (m) With respect to financial records which are included within the Disclosure Materials, the information for 1999 and 2000 as to historical minimum rents, historical percentage rents, historical expenses and historical additional rent (cost recoveries) is true and correct in all material respects. Seller's warranty as to accuracy does not apply with respect to budgets or projections for future periods.

                  (n) The list of leases (identified by date) and amendments (also identified by date) as contained in the Disclosure Materials and included as part of EXHIBIT B is accurate and complete in all material respects.

                  (o) Seller is not in default in payment of principal or interest under the Assumed Indebtedness or in payment of rent or other monetary amounts under the Ground Leases. To Seller's knowledge, Seller is not in default of any other material provision of the Assumed Indebtedness or the Ground Leases.

                  (p) The Loan Documents listed in EXHIBIT P are the only documents to which Seller is a party relating to the Assumed Indebtedness.

                  (q) Except as set forth in EXHIBIT S, as of the date of this Agreement, Seller has no knowledge of any parties having an option, right of first refusal, right of first offer or other right to purchase any Property or Properties that would be triggered by the transaction contemplated hereby.

                  Subject to the provisions of Section 4.4, Seller shall be liable for the breach of any representation and warranty of Seller set forth in this Section 4.1.

                                    * * * * *

                  For the foregoing purposes, the terms "Seller's knowledge" or words of similar effect shall mean the current actual, subjective knowledge of Scott Verges, Michael Rubin and Daniel Platt (collectively, the "Knowledge Persons"), in each case without independent investigation or inquiry other than inquiry of Kevin Cavanaugh. Seller represents and warrants to Buyer that these individuals are the individuals employed by Seller that have primary management, or maintenance responsibility for the Properties so that no individual likely to have material and specialized knowledge as to the Properties has been omitted from this list. Such individuals' knowledge shall not include information or material which may be in the possession of Seller or the named individuals, but of which the named individuals are not actually aware. None of the named individuals whose sole knowledge is imputed to a Seller under this Section nor any party other than the Seller affording a representation shall bear responsibility for any breach of such representation.

         SECTION 4.2 SELLER'S COVENANTS. Seller hereby covenants and agrees as follows:

                  (a) During the Contract Period, Seller will exercise reasonable and good faith efforts (i) to operate and maintain the Properties in a manner consistent with current practices and (ii) to comply, where such compliance is the obligation of Seller (and not of a tenant or other party) in all material respects with all material laws and regulations applicable to the Properties;

                  (b) During the Contract Period, Seller will not sell or otherwise dispose of any significant items of Personal Property unless replaced with an item of like value, quality and utility;

                  (c) Following the Effective Date and until the end of the Contract Period, Seller shall not enter into or modify any Contracts relating to the operation or maintenance of a Property, except for (i) those entered into in the ordinary course of business with parties which are not affiliates of Seller and (A) which are cancelable upon not more than thirty (30) days prior notice without penalty or premium or (B) which require payments to the applicable vendor of $2,000 or less per year , or (ii) those otherwise approved in writing by Buyer, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove proposed Contract matters in writing within three (3) business days following receipt of Seller's written request (which shall include all material information necessary to allow Buyer to make an informed decision). At Buyer's written request provided at least three (3) business days prior to the Closing Date, Seller shall deliver notice of termination on the Closing Date as to any and all Contracts that Buyer desires to terminate, provided that such termination shall be effective following any notice or waiting period for such termination described in the Contract. Notwithstanding the foregoing, Seller shall terminate all property management agreements (including without limitation the property management agreement with DDR Real Estate Services, Inc. ("DDRS")), brokerage agreements and exclusive leasing agreements applicable to the Properties as of the Closing Date, at Seller's expense;

                  (d) Following the Effective Date and until the end of the Contract Period, Seller will not execute or modify in any material fashion any Leases or any Ground Leases, other than with Buyer's prior consent, which shall be deemed given if Buyer (in the person of Philip Montgomery or Richard Mack, representatives of Buyer) should fail to approve or disapprove proposed lease matters in writing within five (5) business days following receipt of Seller's written request (which shall include all material information necessary to allow Buyer to make an informed decision). Buyer shall exercise its rights of approval of leasing matters reasonably and in good faith. Seller shall use reasonable efforts to continue to seek leases for the Properties in a manner consistent with present practice;

                  (e) During the Contract Period, Seller shall not voluntarily create, consent to or acquiesce in the creation of liens or exceptions to title without Buyer's prior written consent, provided that (i) Buyer shall not unreasonably withhold or delay consent to any proposed matters affecting title necessary to maintain or enhance the value of the pertinent Property and (ii) Seller shall be permitted without Buyer's consent to pursue all actions necessary to memorialize the subdivision, property exchange and redevelopment activities of the Property commonly known as the Fremont Hub (the "Fremont Hub Redevelopment") and make any non-material changes to the documentation and site plans relating thereto. Notwithstanding the foregoing, Seller (x) shall routinely keep Buyer advised of and involved in the developments relating to the Fremont Hub Redevelopment; (y) will not consent to any material changes to the documentation and site plans relating to the Fremont Hub Redevelopment without obtaining Buyer's consent; (z) will not enter into any lease for the Fremont Hub, enter any construction contract or development services agreement relating to the Fremont Hub Redevelopment or approve any construction budget for the Fremont Hub Redevelopment, without in each case obtaining Buyer's prior consent, and such consent shall be deemed given if Buyer (in the person of Philip Montgomery or Richard Mack, representatives of Buyer) should fail to approve or disapprove such proposed lease, agreement or budget in writing within five (5) business days following receipt of Seller's written request (which shall include all material information necessary to allow Buyer to make an informed decision). Buyer shall exercise its rights of approval under this Section 4.2(e) without delay, reasonably and in good faith.

                  (f) During the Contract Period, Seller shall maintain its currently effective policies of property insurance and rental loss insurance for the Improvements;

                  (g) During the Contract Period, Seller shall use commercially reasonable efforts (but at no material cost to Seller except as may otherwise be expressly provided in this Agreement) to obtain all third party and governmental approvals and consents necessary to consummate the transactions contemplated hereby and to assist Buyer in obtaining Buyer's financing and to otherwise consummate the transactions contemplated hereby;

                  (h) During the Contract Period, Seller shall maintain its books accounts and records in accordance with generally accepted accounting principles and in a manner consistent with past practice;

                  (i) During the Contract Period, Seller shall observe and comply with the material terms and conditions of all Contracts, Leases, Property licenses, and Property approvals;

                  (j) During the Contract Period, Seller shall not knowingly or intentionally take any action which would cause the representations and warranties contained in Section 4.1 (other than as permitted in this Agreement) to cease to be true and correct in all material respects as of the Closing Date as though then made and shall promptly notify Buyer of any event, circumstances or discovery inconsistent therewith;

                  (k) During the Contract Period, Seller shall comply in all material respects with the Leases and all existing easements, covenants, conditions, restrictions and other encumbrances affecting any Property;

                  (l) During the Contract Period, Seller shall use reasonable efforts to provide Buyer with copies of any written notices received by Seller during the Contract Period, which notices relate to matters described in Section 4.1;

                  (m) During the Contract Period, Seller shall notify Buyer of any litigation filed against Seller or concerning any of the Properties during the Contract Period within a reasonable period of time after Seller is made aware of such litigation and EXHIBIT E shall be revised to include such litigation;

                  (n) Seller will cooperate with any auditors for Buyer, in connection with an audit of 1999 and 2000 combined financial statements for the Properties, including allowing such auditor access to all relevant records of Seller, access to Seller's MRI system and rendering such other assistance as is reasonable, which audit will begin after the Effective Date and conclude within 75 days after Closing; provided that Buyer shall pay all fees and expenses charged by such auditor for such audit; .

         SECTION 4.3 Buyer's Warranties and Representations.

         Buyer hereby represents and warrants to Seller that the following are true as of the date of this Agreement:

                  (a) Buyer is a duly formed and validly existing limited partnership under the law of the state of its formation and is (or on the Closing Date will be) in good standing under the laws of the states where each Property is located and Buyer has the full right, authority and power to enter into this Agreement, to consummate the transactions contemplated herein and to perform its obligations hereunder and under those documents and instruments to be executed by it at the Closing, and each of the individuals executing this Agreement on behalf of Buyer is authorized to do so, and this Agreement constitutes a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                  (b) Buyer's execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of Buyer's obligations under the instruments required to be delivered by Buyer at the Closing, do not and will not result in any material violation of, or material default under, any term or provision of any agreement, instrument, mortgage, loan agreement or similar document to which Buyer is a party or by which Buyer is bound.

                  (c) There is no litigation, investigation or proceeding pending or, to the best knowledge of Philip Montgomery or Richard Mack, representatives of Buyer, contemplated or threatened against Buyer which would impair or adversely affect Buyer's ability to perform its obligations under this Agreement or any other instrument or document related hereto.

         SECTION 4.4 SURVIVAL/LIMITATIONS.

                  (a) Subject to subsection (b) below, the parties agree that Seller's warranties and representations contained in Sections 4.1 of this Agreement shall survive Buyer's purchase of the Properties and the Closing Date for a period ending on the earlier of the first anniversary of the applicable Closing Date for the affected Property or December 31, 2002 (the "Limitation Period"). Such termination as of the close of the Limitation Period shall apply to known as well as unknown breaches of such warranties or representations. Subject to subsection (b) below, Buyer's waiver and release set forth in Section
2.4 shall apply fully to liabilities under such representations and warranties not set forth in a Claim Notice as described below. Buyer specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.

                  (b) Any claim of Buyer based upon a breach of any representation or warranty or covenant or a claim under any indemnity contained in this Agreement or any representation, warranty, covenant or indemnity contained in any other document or instrument delivered by Seller to Buyer at Closing (collectively a "Breach") shall be expressed, if at all, in writing setting forth in reasonable detail the basis and character of the claim (a "Claim Notice"), and must be delivered to Seller prior to the expiration of the applicable Limitation Period. Notwithstanding the foregoing, Buyer's right to make and recover any claim pursuant to a Claim Notice shall be subject to the following: (i) with respect to a Breach of Seller's representations and warranties contained in this Agreement or a Breach under an indemnity contained in the Assignment of Intangibles or the Assignment of Leases (as such terms are defined in Section 6.1(a) below), Buyer shall not make any claim on account of such Breach unless and until the aggregate measure of such claims with respect to the Property exceeds $500,000, in which event Buyer's claims shall be limited to an amount equal to the amount by which such aggregate claims exceed such $500,000 threshold and (ii) Seller's aggregate liability for claims arising out of all Breaches (i.e., those described in clause (i) above as well as all other Breaches) shall not, in the aggregate, exceed $2,500,000.00 exclusive of the amounts of any insurance proceeds actually received by Seller which are to be applied to Breaches, and (iii) Buyer shall have no right to deliver a Claim Notice with respect to a Breach of a representation and warranty of Seller contained in this Agreement to the extent that Buyer had knowledge of such Breach as of the Closing Date. Notwithstanding anything to the contrary provided in this Agreement, in no event shall Seller be liable to Buyer for any consequential or punitive damages based upon any breach of this Agreement, including breaches of representation or warranty. Subject to applicable principles of fraudulent conveyance, in no event shall Buyer seek satisfaction for any obligation from any shareholders, officers, directors, employees, agents, legal representatives, successors or assigns of such trustees or beneficiaries, nor shall any such person or entity have any personal liability for any such obligations of Seller. Provided, however, that the limitations set forth in this Section 4.4(b) shall not apply in the event of fraud.

                  (c) Seller shall have a period of 30 days within which to cure a Breach for which a Claim Notice has been received, or, if such Breach cannot reasonably be cured within 30 days, an additional reasonable time period of up to an additional 60 days (for a total of 90 days), so long as such cure has been commenced within such 30 days and is at all times diligently pursued. If the Breach is not cured after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages against Seller, which must be commenced with respect to a Breach of a representation or warranty contained in this Agreement or a Breach of a covenant contained in
Section 4.2 hereof, if at all, by a date which is the earlier of the first anniversary of the applicable Closing Date for the Property affected by the Breach or December 31, 2002. The existence or pendency of such cure rights shall not delay the Closing Date. The provisions of this Section 4.4 shall survive the Closing or any termination of this Agreement.

         SECTION 4.5 OPERATING RECORDS

         Each party agrees to make available to the other party from time to time, but not more frequently than quarterly, upon reasonable notice, for a period of two years following the Closing Date, such party's operating records for the Properties, to the extent such party has operating records, in order to permit the requesting party to prepare such historical financial statements for the Properties as such party requires to satisfy legal or contractual obligations. The party making its operating records available shall have no obligation to prepare any operating statements or incur any expense in connection with the provisions of this Section. Seller shall not be obligated to retain operating records or make such operating records available to Buyer to the extent such records have been delivered to Buyer.

         SECTION 4.6 SELLER'S EMPLOYEES.

         During the Contract Period, Buyer shall have the right to discuss with any officer, director, employee or agent of Seller or any of Seller's affiliates the possibility of such person's becoming an officer, director, employee or agent of Buyer or an affiliate of Buyer prior to or after the Closing.

         SECTION 4.7 BUYER'S COVENANTS AS TO FREMONT HUB.

         During the Contract Period, Buyer shall use commercially reasonable efforts to negotiate a development services agreement with DDRS relating to development services to be performed by DDRS after the Closing for the Fremont Hub Property on behalf of Buyer with respect to the Fremont Hub Redevelopment. Such agreement shall be executed by Buyer concurrent with the Closing for the Fremont Hub Property, shall contain commercially reasonable terms regarding the scope of the services to be performed by DDRS, the fees to be paid to DDRS, and the performance standards for DDRS that will be acceptable to Buyer, and shall have a term ending on the date which is the earlier of (a) the date on which all services to be performed by DDRS under the agreement have been completed or (b) November 1, 2002. The fees to be payable pursuant to the development services agreement shall not exceed the following: (i) with respect to leasing commissions, the current fees payable under the existing liquidation services agreement between Seller and DDRS and (ii) with respect to other development services fees, an amount not to exceed four percent (4%) of the hard costs for the Fremont Hub Redevelopment. During the Contract Period, Seller shall utilize the services of Jenkens & Gilchrist as its chief outside counsel in connection with all matters relating to the Fremont Hub Redevelopment. Notwithstanding anything to the contrary contained herein, DDRS shall not be a third party beneficiary to this Section 4.7 or any other provision of this Agreement.


                                    ARTICLE 5
                                DEPOSIT; DEFAULT

         SECTION 5.1 BUYER'S DEFAULT & DEPOSIT. Buyer shall deliver the Deposit as required under Section 2.2. In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit (as may be adjusted pursuant to the terms of this Agreement) shall be credited against the Purchase Price. The entire amount of the Option Payment shall be nonrefundable except in the event this transaction fails to close due to termination of this Agreement pursuant Section 2.5(b), Section 2.7(b), Section 3.1(a)(vi) or Section 5.2 in which event that portion of the Option Payment allocated to the affected Property shall be returned to Buyer. If the Agreement is terminated as to any Property or Properties pursuant to Section 3.2(c), the portion of the Option Payment allocated to the affected Property shall be returned to Buyer to the extent permitted under Section 3.2(c). BUYER ACKNOWLEDGES THAT SELLER'S AGREEMENT NOT TO PURSUE OR ACCEPT OTHER OFFERS TO PURCHASE ALL OR ANY OF THE PROPERTIES IS SUFFICIENT CONSIDERATION FOR THE OPTION PAYMENT AND THAT THE NON-REFUNDABILITY OF THE OPTION PAYMENT IS A MATERIAL INDUCEMENT TO SELLER IN AGREEING TO ENTER INTO THIS AGREEMENT. In the event this transaction fails to close as to a specific Property due to termination of this Agreement pursuant to Sections 2.5(b), 3.1(a)(vi), 3.2, 5.2 or 7.1, that portion of the Additional Deposit allocated to the affected

Property shall be returned to Buyer, and the portion of the Option Payment allocated to the affected Property shall be deemed released to Seller or returned to Buyer as expressly set forth in those Sections of the Agreement. Except in the foregoing events, the entire Additional Deposit shall be non-refundable. BUYER ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTIES TO BUYER, ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS AGREEMENT, IS MATERIAL TO SELLER. BUYER ALSO ACKNOWLEDGES THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE OF THIS AGREEMENT, SELLER'S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTIES. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, BUYER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WOULD SUFFER BY REASON OF BUYER'S DEFAULT HEREUNDER. ACCORDINGLY, BUYER AND SELLER HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY BUYER UNDER THIS AGREEMENT, SELLER MAY TERMINATE THIS AGREEMENT BY GIVING NOTICE TO BUYER AND TITLE COMPANY. IN THE EVENT OF SUCH TERMINATION, SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY OTHER CLAIM SELLER MAY HAVE AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) ARISING BY REASON OF BUYER'S DEFAULT. THE PARTIES HAVE INITIALED THIS SECTION 5.1 TO ESTABLISH THEIR INTENT SO TO LIQUIDATE DAMAGES.


Seller's                            Buyer's
Initials: _________________         Initials: ___________________


This Section 5.1 is intended only to liquidate and limit Seller's rights to damages arising due to Buyer's failure to purchase the Properties and shall not limit the indemnification or other obligations of Buyer pursuant to (A) any other documents delivered pursuant to this Agreement or (B) Sections 7.2 and 7.8 of this Agreement.

         SECTION 5.2 SELLER'S DEFAULT. If, as to any specific Property, (a) Buyer has demonstrated that it is fully ready and able to perform all of its material closing obligations (e.g., able to deliver the necessary funds into escrow), (b) all of the conditions precedent in Section 3.1(b)(ii), (iii) and
(iv), if applicable to such affected Property, have been satisfied by Seller or waived by Seller in its sole discretion, and (c) Seller shall refuse to perform its material closing obligations under this Agreement (e.g., by refusing to convey the Property to Buyer at Closing), then Buyer's sole and exclusive remedy shall be either (i) to pursue an action for specific performance, provided, that notwithstanding anything to the contrary contained herein, Buyer's right to pursue an action for specific performance is expressly conditioned on Buyer not being in default hereunder or (ii) to receive from Seller (x) a return of that portion of the Deposit allocated to the affected Property in the event Seller refuses to perform its material closing obligations with respect to such Property (in which case the term "Deposit" shall be deemed reduced by the amount returned to Buyer) plus (y) the allocated amount of $2,500,000.00 as set forth on EXHIBIT O for such affected Property as liquidated damages. In connection with such liquidated damage amount, SELLER ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTIES TO BUYER ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS AGREEMENT, IS MATERIAL TO BUYER. SELLER ALSO ACKNOWLEDGES THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY BUYER IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO SELLER'S DEFAULT UNDER THIS AGREEMENT. SELLER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE OF THIS AGREEMENT, BUYER'S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTIES. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, SELLER AND BUYER AGREE THAT THE ALLOCATED AMOUNT OF $2,500,000.00 AS SET FORTH ON EXHIBIT O FOR THE AFFECTED PROPERTY REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH BUYER WOULD SUFFER BY REASON OF SELLER'S DEFAULT HEREUNDER IF BUYER DOES NOT ELECT TO ENFORCE SPECIFIC PERFORMANCE. ACCORDINGLY, SELLER AND BUYER HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY SELLER UNDER THIS AGREEMENT AS TO A SPECIFIC PROPERTY, BUYER MAY TERMINATE THIS AGREEMENT AS TO SUCH AFFECTED PROPERTY BY GIVING NOTICE TO SELLER AND TITLE COMPANY AND IN THE EVENT OF SUCH TERMINATION, BUYER SHALL RECEIVE A REFUND OF THAT PORTION OF THE DEPOSIT ALLOCATED TO THE AFFECTED PROPERTY (AND THE TERM "DEPOSIT" SHALL BE DEEMED REDUCED BY THE AMOUNT RETURNED TO BUYER) AND ALSO RECEIVE FROM SELLER THE ALLOCATED AMOUNT OF $2,500,000.00 AS SET FORTH ON EXHIBIT O FOR THE AFFECTED PROPERTY AS LIQUIDATED DAMAGES.


Seller's                            Buyer's
Initials: _________________         Initials: ___________________


Nothing contained in this Section 5.2 is intended to limit Buyer's rights under Sections 7.2 and 7.8 of this Agreement.

         It is expressly understood and agreed that Seller shall become obligated to pay the aforesaid liquidated damage amount only if Seller shall refuse to perform its material closing obligations under this Agreement, e.g., by refusing to convey the Properties to Buyer at Closing upon Buyer's tender of the cash portion of the Purchase Price.


                                    ARTICLE 6
                                     CLOSING

         SECTION 6.1 CLOSING AND ESCROW ARRANGEMENTS. Escrow for the purchase and sale contemplated by this Agreement shall be opened by Buyer and Seller with Title Company. Closing of the transaction contemplated by this Agreement shall occur on the Closing Date, subject to (i) Buyer's right to extend the Closing Date to November 30, 2001 by delivering to Seller on or before October 21, 2001, written notice of Buyer's election to extend the Closing Date, (ii) Buyer's right to extend the Closing Date for certain Properties only as provided in
Section 3.2(c), (iii) Seller's right to extend the Closing Date for certain Properties only as provided in Sections 3.2(b) and 3.2(c) and (iv) Seller's right to extend the Closing Date for the Property commonly referred to as Ontario Village as provided in Section 2.7(a). Upon exercise by Buyer of its option to extend pursuant to clause (i) above, the term "Closing Date" shall mean November 30, 2001 as to the affected Properties only and upon exercise by Buyer of its option to extend pursuant to clause (ii) above, the term "Closing Date" shall mean the date to which such Closing is deferred pursuant to the applicable Section 3.2(c) as to the affected Properties only. Upon exercise by Seller of its option to delay Closing pursuant to Sections 3.2(b), 3.2(c) and 2.7(a) as to the affected Properties only, the term "Closing Date" shall mean the date to which such Closing is deferred pursuant to the applicable subsections of Section 3.2 or Section 2.7(a). At least one business day prior to the Closing Date, Seller and Buyer shall each deliver escrow instructions to Title Company consistent with this Article 6, and designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code. By signing below, Title Company agrees to act as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and to complete and file with the IRS Forms 1099-S (and furnish Buyer and Seller with copies thereof) on or before the due date therefor. In addition, the parties shall deposit in escrow, at least one business day prior to the Closing Date (unless otherwise provided below in this Section 6.1) the funds and documents, to the extent applicable, for the Property or Properties that are the subject of such Closing as described below:

                  (a)      Seller shall deposit (or cause to be deposited):

                           (i) a duly executed and acknowledged deed pertaining to the Real Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-1 (collectively, the "Deeds"), an assignment of Ground Leases with respect to the Properties subject to the Ground Leases in the form attached to this Agreement as EXHIBIT D-5 (the "Ground Lease Assignments") or an assignment of the member interest in the limited liability company owning the Properties commonly known as Ladera and Margarita Plaza for which such interest is being acquired in the form attached to this Agreement as EXHIBIT D-6 (the "Assignments of Member Interest");

                           (ii) a duly executed bill of sale pertaining to the Personal Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-2 (collectively, the "Bills of Sale");

                           (iii) a duly executed counterpart assignment and assumption pertaining to the Intangible Property portion of each of the Properties, each in the form attached to this Agreement as EXHIBIT D-3 (collectively, the "Assignments of Intangibles");

                           (iv) a duly executed counterpart assignment and assumption pertaining to the Leases, each in the form attached to this Agreement as EXHIBIT D-4 (collectively, the "Assignments of Leases");

                           (v) a certificate from Seller certifying the information required by any of the states in which any of the Properties are located to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such states (the "State Certificates");

                           (vi) a certificate from Seller certifying the information required by 1445 of the Code to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in 1445(f)(3) of the Code (the "FIRPTA Certificate");

                           (vii)    a letter executed by Seller and, if
                                    applicable, its management agent and the Buyer, in form and substance satisfactory to Buyer, addressed to all tenants of each respective Property, notifying all such tenants of the transfer of ownership of the Property and directing payment of all rents accruing after the Closing Date to be made to Buyer or such other party as Buyer directs (the "Tenant Notices");

                           (viii) to the extent not previously delivered to Buyer and in Buyer's possession or under its control, originals of any of the Contracts, Leases, licenses, approvals, plans, specifications, warranties, other Intangible Property and other books and records relating to the ownership and operation of the Property (or if the original is not in the Seller's possession or control, copies thereof to the extent in Seller's possession or control);

                           (ix) an updated Rent Roll for each Property in the same format as was used for the Rent Rolls attached hereto as EXHIBIT C-1 or in such other format as is reasonably acceptable to Buyer dated no later than five
                                    (5) days prior to Closing;

                           (x) subject to the provisions of Section 2.5, such affidavits as may be reasonably and customarily required by the Title Company to issue the Buyer's Title Policies in the form required hereby (including, without limitation, without exception for parties-in-possession (other than tenants under the Leases) or mechanics' or materialmen's liens which are to be satisfied by Seller pursuant to Section 2.5) together with such other documents reasonably required by the Title Company for Seller to comply with the obligations under
                                    Section 2.5;

                           (xi) evidence reasonably satisfactory to the Title Company as to the legal existence and authority of the Seller and the authority and incumbency of the persons signing documents on behalf of the Seller;

                           (xii) duly executed documentation required by the Lender and acceptable to Seller evidencing that Buyer has accepted the conveyance of the Property subject to the Assumed Indebtedness and the Loan Documents and the release of Seller and Seller's Subsidiaries from all obligations under the Loan Documents (the "Loan Assignment and Release Documents"); and

                            (xv) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Title Company or otherwise to carry out the terms and intent of this Agreement.

In addition, Seller shall deliver to Buyer on the Closing Date, outside of escrow, to the extent in Seller's possession or control, the originals of all Leases, Contracts and tenant files and all keys to the applicable Properties.

                  (b)      Buyer shall deposit:

                           (i) on the Closing Date, immediately available funds sufficient to pay the balance of the applicable portion of the Purchase Price, plus sufficient additional cash to pay Buyer's share of all escrow costs and closing expenses;

                           (ii) a duly executed counterpart for each of the Assignments of Intangibles, Ground Lease Assignments, the Assignments of Member Interest, the Loan Assignment and Release Documents, Assignments of Leases (and Tenant Notices where required);

                           (iii) a certificate duly executed by Buyer in favor of Seller confirming the waivers and acknowledgments set forth in Sections 2.5 and 4.4 above;

                           (iv) evidence reasonably satisfactory to Title Company as to the legal existence and authority of the Buyer and the authority and incumbency of the persons signing documents on behalf of the Buyer; and

                           (v) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required by Title Company or otherwise to carry out the terms and intent of this Agreement.

         SECTION 6.2 TITLE. Title Company shall close escrow on the Closing Date by:

                  (a)      recording the Deeds and Ground Lease Assignments;

                  (b) issuing the Buyer's Title Policies to Buyer pursuant to Section 3.1 above;

                  (c) delivering to Buyer originals of the Bills of Sale, the FIRPTA Certificate, the State Certificates, executed counterparts of each of the Assignments of Intangibles, Assignments of Leases, the Ground Lease Assignments, the Assignments of Member Interest, the Loan Assignment and Release Documents, and all of the other documents in escrow under Section 6.1(a);

                  (d) delivering to Seller (i) a counterpart for each of the Assignments of Intangibles, the Assignments of Leases , the Ground Lease Assignments, the Assignments of Member Interest, and the Loan Assignment and Release Documents executed by Buyer, (ii) the certificate described in Section 6.1(b)(iii) above, and (iii) funds necessary for payment of the cash portion of the Purchase Price payable for the Properties that are the subject of the Closing pursuant to Section 2.2; and

                  (e) if directed by the parties, delivering the Tenant Notices to the tenants by certified mail, return receipt requested.

         SECTION 6.3 PRORATIONS.

                  (a) Taxes. Real estate taxes, personal property taxes and any general or special assessments with respect to the Properties which are not the direct payment obligation of tenants pursuant to the Leases (as opposed to a reimbursement obligation) shall be prorated as of the Closing Date -- to the end that Seller shall be responsible for all taxes and assessments that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all taxes and assessments that are allocable to any period from and after the Closing Date. To the extent any real or personal property taxes subject to apportionment in accordance with the foregoing are, as of the Closing Date, the subject of any appeal filed by or on behalf of Seller, then notwithstanding anything to the contrary contained in this subparagraph, (i) no apportionment of the taxes being appealed shall occur at the Closing, but instead such apportionment shall be deferred until the outcome of the appeal is final and the amount of taxes owing becomes fixed at which time Seller shall be responsible for all such taxes that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all such taxes that are allocable to any period from and after the Closing Date, and (ii) Seller shall provide Buyer with adequate security, either in the form of a bond or by escrowing the amounts being appealed, to assure Buyer that Seller's portion of such tax liability, including any penalty, will be available. To the extent any taxes which are the subject of an appeal have been paid by Seller under protest and the appeal results in Buyer receiving a credit toward future tax liability or a refund, then Buyer shall, within thirty (30) days following receipt of such refund or notice of such credit, pay to Seller the full amount of such refund or credit allocable to the period prior to the Closing Date, excluding, however, any portion of such refund or credit that is required to be passed through to the tenants pursuant to any Leases or to other parties by contract (existing on the Closing Date).

                  (b) Prepaid Expenses. Buyer shall be charged for those prepaid expenses paid by Seller which will benefit Buyer allocable to any period from and after the Closing Date, including, without limitation, annual permit and confirmation fees, fees for licenses and all security or other deposits paid by Seller to third parties which Buyer elects to assume and to which Buyer then shall be entitled to the benefits and refund following the Closing Date.

                  (c) Property Income and Expense. The following prorations and adjustments shall occur as of the Closing. Prior to the Closing Date, Seller shall provide all information to Buyer required to calculate such prorations and adjustments, and representatives of Buyer and Seller shall together make such calculations:

                           (i) General. Subject to the specific provisions of clauses (ii), (iii), (iv) and (v) below, income and expense shall be prorated on the basis of the actual days of the applicable month and on a cash basis (except for items of income and expense that are payable less frequently than monthly, which shall be prorated on an accrual basis). All such items attributable to the period prior to the Closing Date shall be allocated to Seller; all such items attributable to the period on and following the Closing Date shall be allocated to Buyer. Buyer shall be credited at Closing with (a) any portion of rental agreement or lease deposits which are refundable to the tenants and have not been applied to outstanding tenant obligations in accordance with the terms of the applicable Lease and (b) rent prepaid beyond the Closing Date. Seller shall transfer Seller's entire interest in any letters of credit or certificates of deposit held by Seller as the deposits described in clause (a) above and shall diligently cooperate with Buyer in obtaining any reissuance or confirmation of the effectiveness of the transfer of such instruments. Buyer shall not be entitled to any interest on rental agreement or lease deposits or prepaid rent accrued on or before the Closing Date, except to the extent any such amount of interest is refundable or payable to any tenant under a Lease or applicable law. Seller shall be credited at Closing with any prepaid rent under the Ground Leases, any impounds or escrow accounts held by the Lender or by the Lender's servicers with respect to any of the Properties subject to the Assumed Indebtedness, as confirmed by Lender or its servicer, as applicable, and any refundable deposits or bonds held by any utility, governmental agency or service contractor, to the extent such deposits or bonds are assigned to Buyer on the Closing Date. If Lender or its servicer has not confirmed the aforesaid amounts on or before the Closing Date, such credit will be given to Seller within five (5) business days after such amounts are so confirmed.

                           (ii) Leasing Costs. Buyer shall be credited at Closing with any leasing commissions, tenant improvements or other allowances to be paid by Buyer after the Closing Date with respect to the current term of any Lease shown on the Rent Rolls attached hereto as EXHIBIT C-1, and Seller shall pay on or before the Closing Date all such items payable prior to the Closing Date. Seller shall be credited at Closing with an amount equal to (A) the amount of any leasing commissions, tenant improvements and other allowances paid by Seller after the Effective Date to the extent such items relate to new Leases or Lease modifications executed or extensions of terms or expansions of premises that are not shown on the Rent Rolls attached hereto as EXHIBIT C-1 and permitted under the terms of this Agreement, multiplied by (B) a fraction in which the numerator is the number of months or partial months of the stabilized term (i.e., the term following the tenant's entry into occupancy and commencement of unabated rental obligations) of any such Lease following the Closing Date and the denominator is the number of months or partial months in the stabilized term of such Lease. Buyer shall assume all obligations for any leasing commissions, tenant improvement or other allowances payable following the Closing Date with respect to Leases or Lease modifications executed or extensions of terms or expansions of premises that are not shown on the Rent Rolls attached hereto as EXHIBIT C-1 and which are permitted under the terms of this Agreement. Any expenditures or commitments to expenditures relating to Leases or modifications or extensions of terms or expansions of premises, in excess of the amounts budgeted and approved as part of Buyer's approval of the Lease (where such approval is required) shall be subject to Buyer's specific approval, which shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove such excess expenditure within five (5) business days following receipt of Seller's written request and delivery of material information reasonably necessary to allow Buyer to make an informed decision.

                           (iii) Rents. Rents (including both minimum rent and Additional Rent, as herein defined) payable by tenants under the Leases (other than delinquent rents), shall be prorated as and when collected (whether such collection occurs prior to, on, or after the Closing
                                    Date). Buyer shall receive a credit for the amounts actually received by Seller (i.e., landlord) before the Closing Date and which pertain to any period after the Closing Date. Buyer shall not receive a credit at the Closing for any rents for the month in which the Closing occurs which are in arrears and have not then been received. As to any tenants who are delinquent in the payment of rent on the Closing Date, Seller shall be permitted to use reasonable efforts including commencement of legal action after the Closing Date to collect or caused to be collected delinquent rents and other damages (but shall not be permitted to file an unlawful detainer action, an action to otherwise evict the tenant or terminate the tenant's lease or an involuntary petition against the tenant under bankruptcy laws or other debtor relief laws). Any and all rents so collected by either party following the Closing (less a deduction for all reasonable collection costs and expenses incurred by the collecting party) shall be successively applied (after deduction for reasonable collection costs) to the payment of (x) rent due and payable for the month in which the Closing occurs, (y) rent due and payable for the months succeeding the month in which the Closing occurs (through and including the month in which payment is made) and (z) rent due and payable for the months preceding the month in which the Closing occurs. If all or part of any rents or other charges received by Buyer following the Closing are allocable to Seller pursuant to the foregoing sentence, then such sums shall be promptly paid to Seller; if all or part of any rents or other charges received by Seller following the Closing are allocable to Buyer pursuant to the foregoing sentence, then such sums shall be promptly paid to Buyer. Seller reserves the right to pursue any damages remedy Seller may have against any tenant with respect to such delinquent rents, but shall have no right to exercise any other remedy under the Lease (including, without limitation, termination or eviction).

                           (iv) Additional Rents. Any percentage rent, escalation charges for real estate taxes, parking charges, operating and maintenance expenses, pass-throughs for roof, parking area and other capital asset replacements (including amortization payments), escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature other than fixed or base rent under the Leases (collectively, the "Additional Rents") shall be prorated as of the Closing Date between Buyer and Seller, proration payments to be made on or before the date which is ninety
                                    (90) days following the end of the calendar year in which the Closing occurs based on the actual number of days of the year and month which shall have elapsed as of the Closing Date. Prior to Closing, Seller shall provide Buyer on an estimated basis with information regarding Additional Rents which were received by Seller prior to Closing and the amount of reimbursable expenses paid by Seller prior to Closing. If Seller's collections of such amounts is in excess of the amounts actually paid by Seller for such items for the period prior to Closing, then Buyer shall receive a credit at Closing for the excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing and, if required by the Leases, shall rebate or credit the tenants with any remainder. If it is determined that the amount collected during Seller's ownership period was less than the amounts actually paid by Seller for such items for the period prior to the Closing, then the collection and remitting of such amounts shall be governed by the provisions of subsection
                                    (iii) above regarding the post-closing
                                    application of rents. With respect to
                                    reimbursable expenses paid by Seller prior to Closing, but not billed to tenants prior to Closing, Seller will provide to Buyer all relevant information including supporting documentation and Seller's calculation of the amount to be billed to each tenant. On or before the date which is ninety (90) days following the end of the calendar year in which the Closing occurs, Buyer shall deliver to Seller a reconciliation of all expenses reimbursable by tenants under the Leases, and the amount of Additional Rents received by Seller and Buyer relating thereto (the "Reconciliation"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm the Reconciliation. In the event of any overpayment of Additional Rents by the tenants to Seller, Seller shall promptly, but in no event later than fifteen
                                    (15) days after receipt of the
                                    Reconciliation, pay to Buyer the amount of such overpayment and Buyer, as the landlord under the particular Leases, shall pay or credit to each applicable tenant the amount of such overpayment. In the event of an underpayment of Additional Rents by the tenants to Seller, Buyer shall pay to Seller the amount of such underpayment within fifteen (15) days following Buyer's receipt of any such amounts from the tenants.

                           (v) Fremont Hub Redevelopment Costs. Seller shall be credited at Closing for the Fremont Hub Property with any out-of-pocket construction costs and expenses (including both hard and soft costs), permit fees, subdivision fees, survey costs, and leasing costs relating to the Fremont Hub Redevelopment and incurred by Seller after the Effective Date.

                  (d) Adjustments to Prorations. Subject to Section 6.3(a) and 6.3(c)(iv) above, after the Closing, the parties shall from time to time, as soon as is practicable after accurate information becomes available and in any event within one (1) year following the Closing Date, recalculate and reapportion any of the items subject to proration or apportionment (i) which were not prorated and apportioned at the Closing because of the unavailability of the information necessary to compute such proration, or (ii) which were prorated or apportioned at the Closing based upon estimated or incomplete information, or (iii) for which any errors or omissions in computing prorations at the Closing are discovered subsequent thereto, and thereafter the proper party shall be reimbursed based on the results of such recalculation and reapportionment. Unless otherwise specified herein, all such reimbursements shall be made on or before thirty (30) days after receipt of notice of the amount due. Any such reimbursements not timely paid shall bear interest at a per annum rate equal to ten percent (10%) from the due date until all such unpaid sums together with all interest accrued thereon are paid if payment is not made within ten (10) days after receipt of a bill therefor.

                  (e) Prior Year's Reconciliation. If the Closing occurs before Seller has performed the annual reconciliation of Additional Rent for the calendar year immediately preceding the calendar year in which the Closing occurs, then Seller shall, as soon as practicable after Closing, perform such reconciliation at its sole cost and expense. Upon completion of such annual reconciliation, Seller shall immediately deliver to Buyer a detailed description of any Additional Rent which are payable by or reimbursable to any present tenant (the "Prior Year Reconciliation"). The Prior Year Reconciliation shall be accompanied by all applicable back-up documentation, together with Seller's check for such Additional Rent which is reimbursable to a tenant. Based upon Seller's calculations, Buyer shall send customary statements for reimbursement of Additional Rent to tenants under the Leases based on the Prior Year Reconciliation, and shall remit to Seller within thirty (30) days of receipt, all sums so collected. If Seller's calculations show that Additional Rent has been overpaid by any present tenant and Seller has submitted its check to Buyer for such amounts, Buyer shall refund such Additional Rent to such tenant.

                  (f) Survival. The provisions of this Section 6.3 shall survive the Closing.

         SECTION 6.4 OTHER CLOSING COSTS.

                  (a) Payment of the premium for the issuance of the Buyer's Title Policies (other than that portion of the premium for obtaining an ALTA, rather than a CLTA owner's policy of title insurance or other standard coverage, and the premium for any endorsements to Buyer's Title Policies) in the amount of the Purchase Price shall be paid by Buyer or Seller according to custom as set forth in EXHIBIT G. Buyer shall pay the additional premium for obtain an ALTA or extended coverage, rather than a CLTA or standard coverage, owner's policy of title insurance and the premium for the issuance of any endorsements to Buyer's Title Policies. Seller shall pay all county and city documentary transfer or transaction taxes or fees due on the transfer of the Properties. All other Closing costs, except as otherwise provided below, shall be paid by Seller and Buyer according to custom in the county in which the applicable Property is located as set forth on EXHIBIT G attached hereto.

                  (b) Seller shall pay 50% of any escrow or other costs charged by or reimbursable to the Title Company.

                  (c) Buyer shall pay 50% of any escrow or other costs charged by or reimbursable to the Title Company.

                  (d) Seller shall pay transfer fees related to the Assumed Indebtedness.

                  (e) Seller shall pay all fees, costs, premiums, and penalties, if any, for releasing of record all deeds of trust and mortgages (other than the Loan Documents evidencing the Assumed Indebtedness), if applicable to such Property, and which are not Permitted Exceptions.

         SECTION 6.5 FURTHER DOCUMENTATION. At or following the close of escrow, Buyer and Seller shall execute any certificate, memoranda, assignment or other instruments required by this Agreement, law or local custom or otherwise reasonably requested by the other party to effect the transactions contemplated by this Agreement and shall take such other actions (but at no material cost or expense) as are reasonably requested by the other party to effect the transactions contemplated by this Agreement.



                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1 DAMAGE OR DESTRUCTION. If at any time prior to the Closing, Seller determines that any of the Properties has been destroyed or damaged by earthquake, flood or other casualty and that such damage will require more than $750,000 for any one Property, (a "Casualty"), or if a proceeding is instituted for the taking of all or any material portion of any of the Properties under the power of eminent domain (a "Taking"), Buyer may terminate this Agreement as to the affected Property within fifteen (15) days after the date Buyer receives notification in writing by Seller of such Casualty or Taking. Upon such termination, the Purchase Price for the Properties shall be reduced by the amount of the Purchase Price allocated for the Property that has incurred the Casualty damage or is the subject of a Taking. If Buyer does not so terminate this Agreement as to the affected Property, Buyer shall be deemed to have waived the material loss or damage from such Casualty or Taking and shall proceed to close, as provided hereinbelow. If Buyer waives any material loss or damage from such Casualty or Taking and proceeds to consummate the purchase and sale transaction, or in the event of immaterial loss, damage or condemnation as to any Property, then Buyer shall consummate the purchase of such Properties in accordance with this Agreement, in which event Seller shall assign to Buyer at the Closing (A) any insurance proceeds payable to Seller on account of such Casualty (excluding rental income insurance proceeds allocable to the period prior to Closing) or (B) any award payable to Seller by reason of the Taking (excluding any award for a temporary taking to the extent allocable to the period prior to Closing), as the case may be. If Buyer fails to give such notice within such 15-day period, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to this Section 7.1. The Closing Date shall be deferred, if necessary, to permit Buyer to have the 15-day period following receipt of notice of a Casualty or a Taking to make the election specified hereinabove. If Buyer terminates this Agreement pursuant to this Section 7.1, then that portion of the Additional Deposit allocated to the affected Property shall be returned to Buyer, that portion of the Option Payment allocated to such affected Property shall be deemed released to Seller, and the term "Deposit" shall be deemed reduced by the amount of the Additional Deposit returned to Buyer and the amount of the Option Payment deemed released to Seller and neither Seller nor Buyer shall have any further obligations under this Agreement, except Buyer's obligation to perform those obligations set forth in Sections 2.4(b), 7.2, and 7.8 of this Agreement. Except as provided in Section 4.2(f), nothing herein shall be deemed to constitute an obligation on the part of Seller to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

         SECTION 7.2 FEES & COMMISSIONS. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate or investment banker's commission, finder's fee, acquisition fee or other brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement except the brokers who have been retained by Seller pursuant to a separate written agreement and whose Real Estate Compensation shall be paid by Seller and except for First Union Securities, Inc. and GE Capital Corporation, each retained by Buyer and whose Real Estate Compensation will be paid by Buyer
 . Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts.

         SECTION 7.3 SUCCESSORS AND ASSIGNS. Prior to the Closing Date, Buyer will assign this Agreement to a Delaware limited partnership, in which P.O'B Montgomery & Company, Apollo Real Estate Advisors, GE Capital Corporation or affiliates of each or any of them will be equity investors. Except as stated in the preceding sentence, Buyer may not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller, which may be withheld in Seller's sole discretion.

         SECTION 7.4 NOTICES. Any notice, consent or approval (or request for consent or approval) required or permitted to be given under this Agreement shall be in writing and shall be given or requested by (i) hand delivery, (ii) Federal Express or another reliable overnight courier service, (iii) facsimile telecopy, or (iv) United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

To Seller:

         Burnham Pacific Properties, Inc.
         100 Bush Street, Suite 2400
         San Francisco, California 94104
         Attn: Scott C. Verges
         Fax No.:  (415) 352-1711

With a copy at the same time to:

         Burnham Pacific Properties
         110 West A Street, Suite 900
         San Diego, California  92101
         Attn:  Michael L. Rubin
         Fax No.: (619) 652-4710

With a copy at the same time to:

         MBV Law LLP
         101 Vallejo Street
         San Francisco, California  94111
         Attention:  Danna Kozerski
         Fax No.:  (415) 433-6563

To Buyer:

         Pacific Retail, L.P.
         5550 LBJ Freeway
         Suite 380
         Dallas, Texas, 75240
         Attention :  Philip Montgomery
         Fax No.:  972-490-4905

With a copy at the same time to:

         Jenkens & Gilchrist, P.C.
         1445 Ross Ave
         Suite 3200
         Dallas, Texas  75202
         Attention:  Winston W. Walp II
         Fax No.:  (214) 855-4300


Any such notice, consent or approval (or request for consent or approval) shall be deemed given or requested (i) if given by hand delivery, upon such hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service, (iii) if sent by facsimile, the day the facsimile is successfully transmitted, or (iv) if sent by registered or certified mail, three (3) business days after being deposited in the United States mail. Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 7.4. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

         SECTION 7.5 ENTIRE AGREEMENT. Excepting this Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

         SECTION 7.6 TIME. Time is of the essence of every provision contained in this Agreement.

         SECTION 7.7 INCORPORATION BY REFERENCE. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         SECTION 7.8 ATTORNEYS' FEES. If any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation or arbitration, including, without limitation, reasonable attorneys' fees and costs, and the cost of experts. For purposes of this Agreement, the terms "attorneys' fees" and "attorneys' costs" shall include the fees and expenses of counsel to the prevailing party, which may include printing, photocopying, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney

         SECTION 7.9 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         SECTION 7.10 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California (without giving effect to conflicts of laws principles).

         SECTION 7.11 CONFIDENTIALITY. Following the full execution of this Agreement and Buyer's delivery of the Option Payment to Seller, the parties shall issue a joint press release with respect to this transaction, which press release shall be in a form approved by Seller and Buyer.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         SECTION 7.13 REPRESENTATIVE. Buyer shall be entitled to rely upon any notice, approval or decision expressed in writing by Scott C. Verges or Daniel Platt acting alone on behalf Seller. Seller shall be entitled to rely upon any notice, approval or decision expressed by Philip Montgomery or Richard Mack acting alone or on behalf of Buyer.

         SECTION 7.14 STATE SPECIFIC PROVISIONS.

                  (a) Buyer is hereby apprised of and shall determine whether any Real Property is located within the coastal zone under the California Coastal Act.

                  (b) Buyer is hereby apprised of and shall determine whether any Real Property is located within a special studies zone under the Alquist-Priolo Geologic Hazard Act.

                  (c) To the extent required by law, Seller and Buyer agree to provide a Real Estate Transfer Disclosure Statement.

                  (d)      Seller shall provide Buyer with a form California
590-RE.


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

                  (e) Buyer and Seller acknowledge that Seller is required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Civ. Code 1102.17); (2) an area of potential flooding (Cal. Gov. Code 8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code 51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code 4136); (5) an earthquake fault zone (Pub. Resources Code 2621.9); or (6) a seismic hazard zone (Pub. Resources Code 2694). Buyer and Seller acknowledge that Seller shall employ the services of either Vista Information Solutions, Inc. or Environmental Data Resources, Inc. (which, in such capacity is herein called "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In no event shall Seller have any responsibility for matters not actually known to Seller.

         SECTION 7.15 CALCULATION OF TIME PERIODS.

         The term "business days" when used in this Agreement means all days excluding Saturdays, Sundays, and any state or national holidays (including the optional bank holidays listed in California Civil Code Section 7.1). All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state and national holidays unless the period of time specifies business days. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next business day.


[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW ON NEXT PAGE]


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


         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

SELLER:

    BURNHAM PACIFIC PROPERTIES, INC.,
    a Maryland corporation
    Its:  General Partner


    By:  /s/ Scott C. Verges
        -------------------------
             Scott C. Verges
             Its:   President and CEO


BUYER:

    PACIFIC RETAIL, L.P.,
    a Delaware limited partnership

    By:      POB Pacific Retail Partner, Inc.,
             a Delaware corporation
             a General Partner


             By:
                   -------------------------------------
             Name:
                   -------------------------------------
             Title:
                   -------------------------------------


    By:      AP-GP POB IV LLC,
             a Delaware limited liability company
             a General Partner

             By:      Kronus Property IV, Inc.,
                      a Delaware corporation


                      By:
                         -------------------------------
                      Name:
                            ----------------------------
                      Title:
                            ----------------------------





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

                                    EXHIBIT A



PROPERTY                                    SELLER SUBSIDIARY OWNING TITLE

Bell Gardens Marketplace
Brickyard Plaza
Cruces Norte
Fairwood Square
Farmington Village
Fremont Hub
Gateway Center
Greentree Plaza
James Village
Ladera Center
Margarita Plaza
Mission Plaza
Ontario Village
Palms to Pines
Park Manor
Plaza de Monterey
Silver Plaza
Village East







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